EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

We consent to the incorporation by reference in the registration statement of T Bancshares, Inc. on Form S-8 of our report dated April 1, 2013, on our audit of the consolidated financial statements of T Bancshares, Inc., as of December 31, 2012, and for the year ended December 31, 2012, which report is incorporated by reference in this Annual Report on Form 10-K.

/s/BKD, LLP

Houston, TX

April 1, 2013

EXHIBIT 23

 CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

We consent to the incorporation by reference on Form S-8 of T Bancshares, Inc. of our report dated March 30, 2012 with respect to the consolidated financial statements of T Bancshares, Inc. as of December 31, 2011, and for the year then ended, included in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/Weaver and Tidwell, LLP

Fort Worth, TX

April 1, 2013